UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2021

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this report, on June 17, 2021, the stockholders of the Company voted at the 2021 Annual Meeting to approve amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 20,000,000 shares, bringing the total number of authorized shares of common stock to 170,000,000 shares (the “Authorized Shares Amendment”).

On June 23, 2021, following the 2021 Annual Meeting, the Company filed a certificate of amendment giving effect to the Authorized Shares Amendment with the Secretary of State of the State of Delaware. A copy of the certificate of amendment giving effect to the Authorized Shares Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2021, the Company held its 2021 Annual Meeting of stockholders at 10:00 a.m. Eastern Time by means of an online virtual meeting platform. Stockholders representing 73,584,058 shares of the Company’s common stock, or 75.66%, of the 97,253,892 shares entitled to vote, were represented in person or by proxy, constituting a quorum.

At the 2021 Annual Meeting, the following three proposals were approved: (i) the election of eight directors to hold office until the 2021 annual meeting; (ii) an amendment to Fortress’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 20,000,000 shares from 150,000,000 shares to 170,000,000 shares; (iii) the ratification of the appointment of BDO USA, LLP as Fortress’s independent registered public accounting firm for the year ending December 31, 2021. The three proposals are described in detail in Fortress’s definitive proxy statement on Schedule 14A for the 2021 Annual Meeting filed with the SEC on April 30, 2021.

Proposal 1

The votes with respect to the election of eight directors to hold office until the 2022 annual meeting were as follows:

Director	Votes For	% Voted For	Votes Withheld	% Voted Withheld	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	52,412,097	97.84%	1,157,875	2.16%	20,014,086
Michael S. Weiss	50,141,156	93.60%	3,428,816	6.40%	20,014,086
Eric R. Rowinsky, M.D.	48,280,089	90.13%	5,289,883	9.87%	20,014,086
J. Jay Lobell	37,484,820	69.97%	16,085,152	30.03%	20,014,086
Jimmie Harvey, Jr., M.D.	52,828,230	98.62%	741,742	1.38%	20,014,086
Dov Klein, C.P.A.	49,443,326	92.30%	4,126,646	7.70%	20,014,086
Malcolm Hoenlein	45,697,154	85.30%	7,872,818	14.70%	20,014,086
Kevin L. Lorenz, J.D.	49,404,316	92.22%	4,165,656	7.78%	20,014,086

Proposal 2

The vote with respect to the approval of an amendment to Fortress’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 20,000,000 shares from 150,000,000 shares to 170,000,000 shares was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
71,134,130	2,383,026	66,902	0

Proposal 3

The vote with respect to the ratification of BDO USA, LLP as Fortress’s independent registered accounting firm for the year ending December 31, 2021 was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
73,231,828	327,603	24,627	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Fortress Biotech, Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: June 23, 2021

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Executive Chairman, President and Chief Executive Officer